EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Artesian Resources Corporation
Newark, Delaware

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-88531) and Form S-8 (No. 33-05255, 333-31209, 333-78043, 333-126910 and 333-208582) of Artesian Resources Corporation of our report dated March 10, 2023, relating to the consolidated financial statements which appear in the Annual Report to Stockholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/BDO USA, LLP

BDO USA, LLP
Wilmington, Delaware
March 10, 2023